Exhibit 21.1

Company Name	State of Incorporation	Country of Incorporation
000 Kraft Foods Rus		Russian Federation
000 Kraft Foods Sales & Marketing		Russian Federation
152999 Canada Inc.		Canada
20th Century Denmark Limited		Liberia
3072440 Nova Scotia Company		Canada
AB Kraft Foods Lietuva		Lithuania
Abades B.V.		Netherlands
Aberdare Developments Limited		Virgin Islands (British)
Aberdare Two Developments Limited		Virgin Islands (British)
AGF Kanto, Inc.		Japan
AGF SP, Inc.		Japan
AGF Suzuka, Inc.		Japan
Ajinomoto General Foods, Inc.		Japan
Alimentos Especiales, Sociedad Anonima		Guatemala
Back to Nature Foods Company	Delaware	United States of America
Balance Bar Company	Delaware	United States of America
Bariatrix Products International Incorporated (9.8%)		Canada
Battery Properties, Inc.	Delaware	United States of America
Beijing Nabisco Food Company Ltd.		China
BIMO-Biscuiterie Industrielle du Moghreb SA		Morocco
Biscuit Brands (Kuan) Pte. Ltd.		Singapore
Biscuiterie de l’isle		France
Boca Foods Company	Delaware	United States of America
Branded Restaurant Group, Inc.	Delaware	United States of America
Burlington Biscuits Plc		United Kingdom
Burlington Foods, Inc.	Delaware	United States of America
Café GRAND’MERE S.A.S.		France
Callard and Bowser-Suchard, Inc.	Delaware	United States of America
Capri Sun, Inc.	Delaware	United States of America
Carlton Lebensmittelvertriebs GmbH		Germany
Carnes y Conservas Espanolas, S.A.		Spain
Cheil Communications Inc.		Korea, Repulic of
Chok & Rolls CJSC		Russia
Churny Company, Inc.	Delaware	United States of America
Claussen Pickle Co.	Delaware	United States of America

Closed Joint Stock Company Kraft Foods Ukraine		Ukraine
Compania Venezolana de Conservas C.A.		Venezuela
Confibel SA		Belgium
Consiber, S.A.		Spain
Corportivo Kraft, S. de R.L. de C.V.		Mexico
Cote d’Or Italia S.r.l.		Italy
Covenco Holding C.A.		Venezuela
Daesung Machinery		Korea, Repulic of
Danone Biscuits Algerie SA		Algeria
Danone Biscuits Manufacturing (M) Sdn Bhd		Malaysia
Danone Foods (Suzhou) Co., Ltd.		China
Danone Foods Trading (China) Co., Ltd.		China
Danone Malaysia Sdn Bhd		Malaysia
Danone Mashreq		Egypt
Danone Singapore Pte Ltd		Singapore
Danone Snacks Malaysia Sdn Bhd		Malaysia
Dong Suh Foods Corporation		Korea, Repulic of
Dreadstar Limited		United Kingdom
El Gallito Industrial, S.A.		Cost Rica
Family Nutrition S.A.E.		Egypt
Fattorie Osella S.p.A		Italy
Finalrealm Ltd.		United Kingdom
Freezer Queen Foods (Canada) Limited		Canada
Freia AS		Norway
Fulmer Corporation Limited		Bahamas
Fundacion Terrabusi		Argentina
Galletas United Biscuits SA		Spain
General Biscuit Belgie N.V.		Belgium
General Biscuits Nederland B.V.		Netherlands
General Foods Pty. Ltd.	VC	Australia
Generale Biscuit Glico France S.A.		France
Generale Biscuit SA		France
Gernika B.V.		Netherlands
Grupo Gamesa, S.A. de C.V.		Mexico
Gyori Keksz Kft SARL		Hungary
Heritage Cemetery Association, The	Illinois	United States of America
Hervin Company, The	Oregon	United States of America

Hervin Holdings, Inc.	Delaware	United States of America
Industria de Colores y Sabores S.A.		Colombia
Jacobs Suchard Cote d’Or Export SA		Belgium
Japan Beverage, Inc.		Japan
Jiangmen Danone Biscuits Co., Ltd.		China
Johann Jacobs GmbH		Germany
Kenco Coffee Company Limited, The		United Kingdom
KFI-USLLC I	Delaware	United States of America
KFI-USLLC IX	Delaware	United States of America
KFI-USLLC VII	Delaware	United States of America
KFI-USLLC VIII	Delaware	United States of America
KFI-USLLC XI	Delaware	United States of America
KFI-USLLC XIII	Delaware	United States of America
KFI-USLLC XIV	Delaware	United States of America
KFI-USLLC XVI	Delaware	United States of America
King Sug Oil & Fats Co., Ltd.		Korea, Repulic of
KJS India Private Limited		India
Knox Company, The	New Jersey	United States of America
Knutsen Boyelaster II K/S		Norway
Kohrs Packing Company	Delaware	United States of America
KPC Foods, Inc.	Delaware	United States of America
Kraft Beverage (Tianjin) Co., Ltd.		China
Kraft Canada Inc.		Canada
Kraft Employee Fund	Illinois	United States of America
Kraft Food Ingredients Corp.	Delaware	United States of America
Kraft Foods (Australia) Limited	VC	Australia
Kraft Foods (Bahrain) W.L.L.		Bahrain
Kraft Foods (Beijing) Company Limited		China
Kraft Foods (China) Company Limited		China
Kraft Foods (Malaysia) Sdn Bhd		Malaysia
Kraft Foods (New Zealand) Limited		New Zealand
Kraft Foods (Philippines), Inc.		Philippines
Kraft Foods (Puerto Rico), Inc.	Puerto Rico	United States of America
Kraft Foods (Singapore) Pte Ltd		Singapore
Kraft Foods (Thailand) Limited		Thailand
Kraft Foods (Trinidad) Unlimited		Trinidad and Tobago
Kraft Foods Argentina S.A.		Argentina

Kraft Foods AS		Norway
Kraft Foods Asia Pacific Services Pte Ltd		Singapore
Kraft Foods Ausser-Haus Service GmbH		Germany
Kraft Foods Aviation, LLC	Wisconsin	United States of America
Kraft Foods Bakery Companies, Inc.	Delaware	United States of America
Kraft Foods Belgium N.V.		Belgium
Kraft Foods Biscuit B.V.		Netherlands
Kraft Foods Bolivia S.A.		Bolivia
Kraft Foods Brasil S.A.		Brazil
Kraft Foods Bulgaria AD		Bulgaria
Kraft Foods Caribbean Sales Corp.	Delaware	United States of America
Kraft Foods Central & Easter nEurope Service BV		Netherlands
Kraft Foods Chile S.A.		Chile
Kraft Foods Colombia Ltda.		Colombia
Kraft Foods Colombia S.A.		Colombia
Kraft Foods Costa Rica, S.A.		Cost Rica
Kraft Foods CR s.r.o.		Czech Republic
KRAFT FOODS d.o.o. Belgrade		Serbia
Kraft Foods Danmark ApS		Denmark
Kraft Foods Danmark Holding A/S		Denmark
Kraft Foods de Mexico, S. de R.L. de C.V.		Mexico
Kraft Foods de Nicaragua, S.A.		Nicaragua
Kraft Foods Deutschland GmbH		Germany
Kraft Foods Deutschland Holding GmbH		Germany
Kraft Foods Dominicana, S.A.		Dominican Republic
Kraft Foods Ecuador S.A.		Ecuador
Kraft Foods Eesti Osauhing		Estonia
Kraft Foods Egypt LLC		Egypt
Kraft Foods Egypt Trading LLC		Egypt
Kraft Foods El Salvador S.A. de C.V.		El Salvador
Kraft Foods Espana, S.L.U.		Spain
Kraft Foods Europe GmbH		Switzerland
Kraft Foods European Business Services Centre, S.L.		Spain
Kraft Foods European Business Services Centre, S.R.O.		Slovakia
Kraft Foods Finance Europe AG		Switzerland
Kraft Foods Financing Luxembourg S.a. r.l.		Luxembourg
Kraft Foods France		France

Kraft Foods France Biscuit S.A.S.		France
Kraft Foods Global, Inc.	Delaware	United States of America
Kraft Foods Hellas Manufacturing S.A.		Greece
Kraft Foods Hellas S.A.		Greece
Kraft Foods Hellas Sales & Distribution S.A.		Greece
Kraft Foods Holding (Europa) GmbH		Switzerland
Kraft Foods Holdings Services, Inc.	Delaware	United States of America
Kraft Foods Holdings, Inc.	Delaware	United States of America
Kraft Foods Holland Holding B.V.		Netherlands
Kraft Foods Honduras, S.A.		Honduras
Kraft Foods Hungaria Kft.		Hungary
Kraft Foods International (EU) Ltd.		United Kingdom
Kraft Foods International Beverages, Inc.	Delaware	United States of America
Kraft Foods International Eastern Europe, Middle East & Africa GmbH		Austria
Kraft Foods International Services, Inc.	Delaware	United States of America
Kraft Foods International, Inc.	Delaware	United States of America
Kraft Foods Ireland Limited		Ireland
Kraft Foods Italia S.p.A.		Italy
Kraft Foods Jamaica Limited		Jamaica
Kraft Foods Jaya (Malaysia) Sdn Bhd		Malaysia
Kraft Foods LA MB Holding B.V.		Netherlands
Kraft Foods LA NMB B.V.		Netherlands
Kraft Foods LA NVA B.V.		Netherlands
Kraft Foods LA VA Holding B.V.		Netherlands
Kraft Foods Latin America Holding LLC	Delaware	United States of America
Kraft Foods Laverune		France
Kraft Foods Limited	VC	Australia
Kraft Foods Limited (Asia)		Hong Kong
Kraft Foods Luxembourg S.a. r.l.		Luxembourg
Kraft Foods Manufacturing Midwest, Inc.	Delaware	United States of America
Kraft Foods Manufacturing West, Inc.	Delaware	United States of America
Kraft Foods Maroc SA		Morocco
Kraft Foods Middle East & Africa FZE		United Arab Emirates
Kraft Foods Middle East & Africa Ltd.		United Kingdom
Kraft Foods Namur S.A.		Belgium
Kraft Foods Nederland B.V.		Netherlands
Kraft Foods Nederland Biscuit C.V.		Netherlands

Kraft Foods Nicaragua S.A.		Nicaragua
Kraft Foods Norge AS		Norway
Kraft Foods Oesterreich GmbH		Germany
Kraft Foods Packaging Polska Sp. z o.o.		Poland
Kraft Foods Panama, S.A.		Panama
Kraft Foods Pension Trustees Ltd.		United Kingdom
Kraft Foods Peru S.A.		Peru
Kraft Foods Polska S.A.		Poland
Kraft Foods Portugal Produtos Alimentares Lda.		Portugal
Kraft Foods R & D, Inc.	Delaware	United States of America
Kraft Foods Romania SA		Romania
Kraft Foods Schweiz AG		Switzerland
Kraft Foods Schweiz Holding AG		Switzerland
Kraft Foods Service S.A.S.		France
Kraft Foods Services South Africa (Pty) Ltd.		South Africa
Kraft Foods Slovakia, a.s.		Slovakia
Kraft Foods South Africa (Pty) Ltd.		South Africa
Kraft Foods Strasbourg		France
Kraft Foods Sverige AB		Sweden
Kraft Foods Sverige Holding AB		Sweden
Kraft Foods Taiwan Holdings LLC	Delaware	United States of America
Kraft Foods Taiwan Limited		Taiwan
Kraft Foods Trading Singapore Pte Ltd		Singapore
Kraft Foods UK Ltd.		United Kingdom
Kraft Foods Ukraina	ZZ	Unknown Country
Kraft Foods Uruguay S.A.		Uruguay
Kraft Foods Venezuela, C.A.		Venezuela
Kraft Foods Zagreb d.o.o.		Croatia
Kraft Foundation, The	Illinois	United States of America
Kraft Gida Sanayi Ve Ticaret Anonim Sirketi		Turkey
Kraft Guangtong Food Company, Limited		China
Kraft Holding, S. de R.L. de C.V.		Mexico
Kraft Insurance (Ireland) Limited		Ireland
Kraft Jacobs Suchard (Australia) Pty. Ltd.	VC	Australia
Kraft Jacobs Suchard La Vosgienne		France
Kraft Japan, K.K.		Hong Kong
Kraft Pizza Company	Delaware	United States of America

Kraft Reinsurance (Ireland) Limited		Ireland
Kraft Tian Mei Food (Tianjin) Co., Ltd.		China
Kraft, Inc.	Delaware	United States of America
Krema Limited		Ireland
KTL S. de R.L. de C.V.		Mexico
Kuan Enterprises Private Limited		Singapore
Lacta Alimentos Ltda		Brazil
Landers Centro Americana, Fabricantes de Molinos Marca “Corona”, S.A. de C.V.		Honduras
Lanes Biscuits Pty Ltd	VC	Australia
Lanes Food (Australia) Pty Ltd	VC	Australia
Lowney Inc.		Canada
Lu Antilles Guyane Caraibes SAS		France
Lu Biscuits, S.A.		Spain
Lu France SAS		France
Lu Ocean Indien SAS		France
Lu Polska SA		Poland
Lu Snack Foods GmbH		Germany
Lu Suomi Oy		Finland
Lucky Life Insurance Co. Ltd.		Korea, Repulic of
Marabou Belgium N.V.		Belgium
Merido Genussmittel GmbH		Germany
Merola Finance B.V.		Netherlands
Mirabell Salzburger Confiserie-und Bisquit GmgH		Austria
Nabisco Arabia Co. Ltd.		Saudi Arabia
Nabisco Brands Holdings Denmark Limited		Liberia
Nabisco Caribbean Export, Inc.	Delaware	United States of America
Nabisco Chongqing Food Company Ltd.		China
Nabisco Euro Holdings Ltd.		Cayman Islands
Nabisco Europe, Middle East and Africa Trading, S.A.		Spain
Nabisco Food (Suzhou) Co. Ltd.		China
Nabisco Group Pensions Limited		United Kingdom
Nabisco Holdings I B.V.		Netherlands
Nabisco Holdings II B.V.		Netherlands
Nabisco Iberia, S.L.U.		Spain
Nabisco International Limited	Nevada	United States of America
Nabisco International N.E./Africa L.L.C.		United Arab Emirates
Nabisco Inversiones S.R.L.		Argentina

Nabisco Philippines, Inc.		Philippines
Nabisco Royal Argentina LLC	Delaware	United States of America
Nabisco Taiwan Corporation		Taiwan
NISA Holdings LLC	Delaware	United States of America
NSA Holdings, L.L.C.	Delaware	United States of America
OAO “UNITED BAKERS - Pskov”		Russian Federation
OAO Bolshevik		Russia
OMFC Service Company	Delaware	United States of America
ONKO Grossroesterei G.m.b.H.		Germany
Opavia LU a.s.		Czech Republic
Opavia LU s.r.o.		Slovakia
Oy Kraft Foods Finland Ab		Finland
P.T. Kraft Ultrajaya Indonesia		Indonesia
Perdue Trademark Subsidiary, Inc.	Delaware	United States of America
Phenix Leasing Corporation	Delaware	United States of America
Phenix Management Corporation	Delaware	United States of America
Pollio Italian Cheese Company	Delaware	United States of America
Productos Kraft, S. de R.L. de C.V.		Mexico
Produtos Alimenticios Pilar Ltda.		Costa Rica
PT Danone Biscuits Indonesia		Indonesia
PT Danone Sales and Marketing		Indonesia
PT Kraft Foods Indonesia		Indonesia
PT Kraft Indonesia		Indonesia
Regentrealm Limited		United Kingdom
Riespri, S.L.		Spain
Ritz Biscuit Company Limited		United Kingdom
Saiwa S.p.A.		Italy
Salvavidas S. de R.L. de C.V.		Mexico
Sam Kwang Glass Mfg.		Korea, Repulic of
San Dionisio Realty Corporation		Philippines
Selba Nederland		Netherlands
Servicios Integrales Kraft S de R.L. de C.V.		Mexico
Servicios Kraft S. de R.L. de C.V.		Mexico
Seven Seas Foods, Inc.	Delaware	United States of America
Shanghai Danone Biscuits Food Co., Ltd.		China
SIA Kraft Foods Latvija		Latvia
Societe Tunisienne de Biscuiterie SA		Tunisia

Symphony Biscuits Holdings Pte Ltd		Singapore
Taloca (Singapore) Pte Ltd.		Singapore
Taloca AG		Switzerland
Taloca Café Ltda		Brazil
Taloca y Cia Ltda.		Colombia
Tassimo Corporation	Delaware	United States of America
Tevalca Holding C.A.		Venezuela
UB Hong Kong Ltd.		Hong Kong
Uni-Foods Corporation		Japan
United Biscuits (Holdings) Plc		United Kingdom
United Biscuits Asia Pacific Limited		Hong Kong
United Biscuits Iberia, Lda.		Portugal
United Biscuits Snacks (Shenzhen) Ltd.		China
United Biscuits Tunisia S.A.		Tunisia
Veryfine Products, Inc.	Massassachusetts	United States of America
Vict. Th. Engwall & Co., Inc.	Delaware	United States of America
Votesor BV		Netherlands
West Indies Yeast Company Limited		Jamaica
Yili-Nabisco Biscuit & Food Company Limited		China
Yuban Coffee Company, The	Delaware	United States of America